Exhibit 99.1

Investor Relations and Press Contact:

Michael Magaro

TIBCO Software Inc.

(650) 846-5747

mmagaro@tibco.com

TIBCO SOFTWARE REPORTS PRELIMINARY SECOND

QUARTER RESULTS

PALO ALTO, Calif. - May 31, 2005 - TIBCO Software Inc. (Nasdaq: TIBX), a leading business integration and process management software company that enables real-time business, today announced preliminary results for its fiscal second quarter ending May 27, 2005.

Preliminary second quarter results indicate revenue is expected to be in a range of $100 to $102 million. The company expects its license revenues for the quarter to be approximately $40 to $42 million. Earnings per share for the second quarter calculated in accordance with GAAP are expected to be between 2 and 3 cents. TIBCO’s non-GAAP EPS for the second quarter is expected to be 4 cents. Non-GAAP results exclude amortization of acquired intangibles and restructuring charges and assume a pro forma effective tax rate of 38%.

The company believes that the shortfall relative to guidance occurred primarily due to the slippage in closing several large deals around the world, which particularly impacted the results for the North American region and the Financial Services sector.

Conference Call Details

TIBCO Software will host a conference call to further discuss its fiscal second quarter preliminary financial results at 5:00 p.m. Eastern Time on Tuesday, May 31, 2005. The conference call will be hosted by CCBN and may be accessed over the Internet at http://www.tibco.com or via dial-in at (800) 697-7184 or (719) 457-2633. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available through midnight on June 29, 2005 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The passcode for the replay is 6741145.

In addition, the company will hold its regularly scheduled conference call in conjunction with its earnings announcement on June 23, 2005. TIBCO will host a conference call beginning at 5:00 p.m. Eastern Time that day to discuss its results. Conference Call Details will be made available separately at a later date.

About TIBCO

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-Time Business is about helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP operating income and net income per share data as additional measures of its operating results. TIBCO believes that financial measures of income provide useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final results for the second quarter of 2005 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, including final review of transactions and consultation with our outside auditors. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2004, and the Quarterly Report on Form 10-Q for the quarter ended February 27, 2005. TIBCO assumes no obligation to update the forward-looking statements included in this release.